UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

palmOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 N. McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 503-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders

On November 12, 2004, palmOne entered into an amendment to its Preferred Stock Rights Agreement dated September 21, 2000 with EquiServe Trust Company, N.A. primarily to amend the exercise price of a right to purchase one-one thousandth of a share of its Series A Preferred Stock to $110 per one-one thousandth of a share, and to make certain conforming changes related to the change in exercise price.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description
4.1	Preferred Stock Rights Agreement, dated as of September 25, 2000 (1)

4.2	Amendment to Preferred Stock Rights Agreement, dated as of November 12, 2004 (2)

(1)	Incorporated by reference to the same numbered exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 22, 2000.
(2)	Incorporated by reference to the same numbered exhibit to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on November 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALMONE, INC.

Date: November 15, 2004	/s/ Mary E. Doyle
Mary E. Doyle
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Preferred Stock Rights Agreement, dated as of September 25, 2000 (1)

4.2	Amendment to Preferred Stock Rights Agreement, dated as of November 12, 2004 (2)

(1)	Incorporated by reference to the same numbered exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 22, 2000.
(2)	Incorporated by reference to the same numbered exhibit to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on November 18, 2004.